February 13, 2014
Zions 2014 Biennial Investor Conference

Forward-Looking Statements
This presentation contains statements that relate to the projected or modeled performance or condition of Zions Bancorporation and elements of or affecting such performance or condition, including statements with respect to forecasts, opportunities, models, illustrations, scenarios, beliefs, plans, objectives, goals, guidance, expectations, anticipations or estimates, and similar matters. These statements constitute forward-looking information within the meaning of the Private Securities Litigation
Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to:
competitive pressures among financial institutions; economic, market and business conditions, either nationally, internationally, or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes; and
other factors described in Zions Bancorporation’s most recent annual and quarterly reports. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future. Except as required by law, Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Capital Levels are In Line to Strong Relative to Peers
Source: Company documents for Zions as of 4Q13, SNL Financial as of 3Q13 for peers.
Loss absorbing capital defined to include tangible common equity, Basel III-qualifying non-common Tier 1 equity, and the allowance for credit losses

Credit Quality is Improving and is In Line-to-Better Than Peers
Nonperforming Lending Related Assets and Classified Loans
Nonperforming ratio consists of nonaccrual loans, real estate owned, and loans 90+ days past due and still accruing.
The ratio excludes accrual troubled debt restructured (TDR) loans and loans supported by FDIC loss-sharing agreements. Source: Company Documents & SNL Financial.
(In billions)
Annualized Losses Relative to Classified Loans
(In Millions)

Credit Quality is Improving and is In Line-to-Better Than Peers
Net Charge-offs: Quarterly Trend, With and Without Construction & Land Development Loans
Source: Company documents for Zions as of 4Q13, SNL Financial as of 3Q13 for peers.  Net charge-off ratios annualized.

Net Charge-offs: Through the Cycle, With and Without Construction Loans
NCO rate compares favorably with peers through the cycle
Source: Company Documents & SNL Financial. Net charge-off ratios annualized.

Summary View of Profitability
Improvement in 2013 driven by capital actions, partially offset by a decline in net interest income
1. ROAA and reserve release adjusted ROAA based on net income available to common.
Source: SNL Financial and Company documents.
* Net Income normalized for one-time debt extinguishment expense in 2Q13, preferred stock redemption in 3Q13, OTTI and debt extinguishment cost in 4Q13

 Source: SNL Financial as of 4Q13.
 Risk adjusted NIM calculated as net interest income less net charge-offs divided by average earning assets.

Net Interest Margin
Net interest income, less net charge-offs, is considerably stronger than most peers

Non-Interest Expense: Medium Term Outlook
Adjusts 4Q13 NIE for items such as debt extinguishment, FDIC Indemnification Asset Amortization and CCAR costs

Source: Company Documents
*There will be a proportionate revenue reduction related to the decline in the indemnification asset expense; Such revenue amounted to an annualized $135 million in 4Q13.
Professional & Legal ($40mm), Debt Extinguishment ($320mm), Regulatory Related ($24mm), Credit Related ($12mm), Allowance for Unfunded Commitments
($12mm), Indemnification Asset Expense ($80mm) *
Additions to Non-Interest Expense:
Systems Upgrade (“FutureCore” - core processing system upgrade, chart of accounts overhaul, and front-end loan entry system upgrade): $28mm additional estimated, on average (This does not include the approximately $18 mm annualized of systems upgrade expense recognized in 4Q13); salary & other growth-
related increases: $100mm (dynamic balance sheet)
(In millions)

Fee Income Initiative
• Zions has proportionately low fee income relative to peers
• Long term fixes through organic growth, not major M&A
• Areas Targeted for Growth:
 • Treasury Management
 • Business Credit Cards
 • Wealth Management
 • Mortgage
• Growth focused within Zions’ footprint with relationship
 customers

Capital Actions

2013 Capital Actions
 ▪ Redeemed all $285 million 8.0% Series B trust preferred
 ▪ Redeemed (via tender offer) $257 million 7.75% Senior Notes
 ▪ Issued $800 million of preferred stock (6.2% weighted average dividend rate) and redeemed all
 $800 million 9.5% Series C preferred stock
 ▪ Issued $250 million of subordinated debt (6.1% weighted average coupon)
 ▪ Redeemed (via tender offer) $250 million of high cost subordinated debt

Remaining Significant High Cost Debt Reduction Opportunities
Effective GAAP Interest Cost In High Cost Debt Maturity Profile; Return on Tangible Common Equity (RoTCE) Expansion
Assumes No Replacement of Debt Because of Strong Cash Balances at Parent Company

Assumes no replacement cost
Effective pre-tax cost listed above each bar
In the chart above, no adjustments have been made to other sources of revenue or expense, which may increase or decrease, depending upon various factors, such as loan growth or attrition, net interest margin expansion or compression, and non-interest expense increases or reductions.
26.7%
11.3%
23.4%
21.8%

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Drivers of Expansion to RoTCE- Bear Case: Medium Term Outlook

Source: Company Documents
*NIE increase to reflect normal salary adjustments
Bear Case for Contraction
of RoTCE:
•RoTCE Normalization Assumptions
Found on Slide 86
•Provision Expense adjusted to 0.4% of
total loans per year
•Added $20 Million of Growth Related
Non-Interest Expense*
•Loan Portfolio turns over at a
weighted average yield of 3.9% (vs.
portfolio yield of 4.4% in 4Q13)
•Financial Restructuring assumptions
found on Slide 13
•Rates Unchanged
•Deployment of $1 billion of Cash into
Loans at 4%
•Enter into $500 million of Receive
Fixed/Pay Floating Swaps at 3% Yield
to Zions (~5 year duration)
•Fee Income remains unchanged

Drivers of Expansion to RoTCE- Base Case: Medium Term Outlook

Base Case for Expansion
of RoTCE:
•RoTCE Normalization Assumptions
Found on Slide 86
•Provision Expense adjusted to 0.4%
of total loans per year
•Added $100 Million of Growth
Related Non-Interest Expense*
•Financial Restructuring assumptions
found on Slide 13
•100 bp Rate Hike
•Deployment of $3 billion of Cash
into Loans at 5% (Assumes 100 bp
rate hike has already occurred)
•Enter into $1.5 billion of Receive
Fixed/Pay Floating Swaps at 3% Yield
to Zions (~5 year duration)
•Additional $50 million of Fee Income
Source: Company Documents
*NIE increase to reflect growth related salary adjustments
Rate Hike assumes “fast “ deposit response - meaning, deposit pricing adjusts quickly to an upward shift in interest rates.
The above assumptions are illustrative only, and do
not reflect targets, goals or budgeted amounts.

Drivers of Expansion to ROTCE- Bull Case: Medium Term Outlook

Source: Company Documents
*NIE increase to reflect growth related salary adjustments
Rate Hike assumes “fast “ deposit response - meaning, deposit pricing adjusts quickly to an upward shift in interest rates.
Bull Case for Expansion
of RoTCE:
•RoTCE Normalization Assumptions
Found on Slide 86
•Provision Expense adjusted to 0.4%
of total loans per year
•Added $130 Million of Growth
Related Non-Interest Expense*
•Financial Restructuring assumptions
found on Slide 13
•200 bp Rate Hike
•Deployment of $4 billion of Cash into
Loans at 6% (Assumes 200 bp rate
hike has already occurred)
•Enter into $1.5 billion of Receive
Fixed/Pay Floating Swaps at 4% Yield
to Zions (~5 year duration)
•Additional $100 million of Fee
Income
The above assumptions are illustrative only, and do
not reflect targets, goals or budgeted amounts.

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
 • New Production Pricing Vs. Portfolio Yield
 • Interest Rate Risk Positioning
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Business Confidence Levels: Large Business vs. Small Business
Small Business Optimism Still Soft

Average Levels (1988-2006):
•ISM: 55
•NFIB: 101

Total Loan Portfolio - C&I, CRE, and Consumer
Pricing on new production stabilizing
Small Loans < $5M Commitment
Source: Company Documents; Loans Held For Investment, excluding FDIC-Supported
Loans. Production defined as new loans and marginal draws on existing lines of credit

C&I Portfolio (53% of yearly production)
Pricing on production stabilizing, gap has narrowed from nearly 70 bps to approximately 50 bps
Source: Company Documents; Production defined as new loans and marginal draws on existing lines of credit
Small Loans < $5M Commitment

Owner Occupied Portfolio (7% of yearly production)
Owner occupied loans equaled $7.4 billion or 19% of the total portfolio
Source: Company Documents; Production defined as new loans and marginal draws on existing lines of credit
Small Loans < $5M Commitment
Middle Market & Large Loans > $5M Commitment

Term CRE Portfolio (11% of yearly production)
Pricing on Term CRE remains dilutive to portfolio yield
Source: Company Documents; Production defined as new loans and marginal draws on existing lines of credit
Small Loans < $5M Commitment

Other Loans (29% of yearly production)
Pricing on Other Loans improving - higher residential mortgage rates a contributing factor
Small Loans < $5M Commitment
Source: Company Documents; Production defined as new loans and marginal draws on existing lines of credit. Other Loans includes: Construction, HECL, 1-4 Family, Bankcard

Smaller loan yields are only slightly lower than the overall portfolio yield
A shift to smaller business loans would have a favorable impact on the NIM trend

Source: Company documents as of 4Q13.
Production defined as new loans and marginal draws on existing lines of credit
Small Loans < $5M Commitment
Middle Market & Large Loans > $5M Commitment
Small Loan
Production (Coupon)
Mid & Large Loan
Production (Coupon)

Commercial/Industrial (incl. Owner Occupied) Loan Growth by Industry
Energy loans have been a significant driver of C&I growth
Other includes:
•19% Agriculture, Forestry, Fishing,
Hunting
•13% Utilities
•13% Administrative and Support and
Waste Management and Remediation
Services
•11% Information
•10% Education
•9% Public Administration
•25% Other Services Excluding Public
Admin (Autos, Religious, Hair Salons, Civic
and Social Organizations some of the
largest contributors)

CRE (Term & Construction) Loan Growth By Type
Apartment loan concentration has increased, while land loan concentration continues to decline
Other includes:
•17% Recreation/Restaurant
•13% Hospital/Medical Centers
•70% General Other

Loan Growth and Production Remains Positive
Favorable Trends in Commitments and Production

Source: Company documents as of 4Q13. “FDIC” refers to FDIC-supported loans; “NRE” refers to National Real
Estate. Both of these portfolios are currently in run-off mode
7% Growth

C&I Utilization Rate
Smaller Loan Utilization Rates Materially Higher than Larger Loan Utilization Rates

Small < $5M Commitment
Middle Market & Large > $5M Commitment

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
 • New Production Pricing Vs. Portfolio Yield
 • Interest Rate Risk Positioning
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Zions Deposit Franchise is Among Best of Peers
Source: SNL Financial as of 4Q13

Zions’ History of Interest Bearing Cash vs. DDAs
Growth in DDA has been Primarily Held in Cash; Deposit Costs at Historic Lows
Source: Company Documents SNL Financial as of 4Q13
(In Billions)

Avoiding the Next Big Risk to Equity: Securities & Cash Portfolio
ZION has one of the Smallest Securities (and MBS) Portfolio vs. its Peers
Source: Company Documents for Zions as of 4Q13, SNL Financial for peers as of 3Q13
MBS securities include resi mortgage pass-through investments that are not guaranteed by the U.S. Government
▪ Estimated option-adjusted duration of Zions’:
 ▪ Loan portfolio < 2 years
 ▪ Cash portfolio ~ 0.1 years
 ▪ Securities portfolio < 2 years

Avoiding the Next Big Risk to Equity:
Long-Term Capital Risk not Traded for Short-Term Profitability

Source: Zions' estimates based upon Bloomberg MBS models; key assumptions include the WAC of the underlying mortgages is approximately 4%, 30-year pass-through paper, Bloomberg's DAPAX model for duration extension (increasingly slower prepayment speeds with each incremental increase in interest rates), and the trailing six months for empirical prepayment history; analysis as of
February 11, 2014.

3rd Party Analysis Ranks Zions Near Top of Asset Sensitive Banks

Source: Raymond James Research, June 2013

Rate: Balance Sheet Remains Significantly Asset Sensitive

Zions estimates net interest income
would increase between an
estimated 14.2% and 17.1% if
interest rates were to rise 200 bps*
in the first year.
* 12-month simulated impact using a static balance sheet and a parallel shift in the yield curve, and is based on regression analysis comparing deposit repricing changes against similar duration benchmark indices (e.g. Libor, U.S. Treasuries); also includes management input across all major geographies in which Zions does business, intended to adjust for local market conditions. “Slow Response” refers to an assumption that market rates on deposits will adjust at a moderate rate (i.e. supply of deposits exceeds demand for loans). Data as of 4Q13
Effective
duration
Effective
duration
Effective
duration
Effective
duration
FAST
SLOW

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Zions vs. Peer Group

Source: Company documents for Zions as of 4Q13, SNL Financial as of 3Q13 for peers.

Zions vs. Community Bank Peers in Footprint
($5-15B in assets)
Source: Company documents for Zions as of 4Q13, SNL Financial as of 3Q13 for peers.

Historical “Impediments” and “Growth Areas”

2013 Fee Income
$527MM
*
Impediments:
•NSF
•Debit Cards
•DDA Service Charges
•Sweep Income
Growth Areas:
•Card
•Treasury Management (Core)
•Mortgage
*$333MM as reported adjusted for fixed income securities, net impairment on OTTI,
Treasury Management fees compensated by balances.

Case Study: Fee Growth Muted by Legislative and
Economic Pressure

(in millions)
Case Study…Amegy Bank
(1) 2008 Adjusted for $38mm swap
gain.
			$ Change
Fee Income Categories	2008(1)	2013	`13 vs. `08

Impacted by Legislative Changes	40.2	25.8	(14.4)
(NSF, Debit Card, Private Equity)

Impacted by Economic Softness	57.8	50.3	(7.5)
(Service Charges, Wealth Management,
FX, Investment Services)

Growth Areas	28.8	57.6	28.8
(Mortgage, Treasury Management,
Credit Cards)

Core Noninterest Income	126.8	133.7	6.9

Non Core, Noninterest Income	21.3	12.7	(8.6)

Noninterest Income	$ 148.1	$ 146.4	$ (1.7)

Fee Income Ratio	29%	28%

Zions Fee Income Mix

Treasury Management	32%
Card*	14%
Loan Fees	8%
Mortgage	7%
Capital Markets	7%
Wealth Management	5%
Foreign Exchange	2%
Subtotal	75%
25%
100%
% of Total
Growth Products
Other
*Commercial Card included in Treasury Management

Treasury Management
Key to Zions’ Community Banking Strategy

➢ Represents 32% of Non-
 Interest Income
➢ 63% of DDA balances
 are tied to Corporate
 Treasury Management
 (CTM) accounts
➢ Recognized by
 Greenwich Associates
 for Overall Satisfaction
 and Customer Service
➢ Significant investment
 in treasury systems
 since 2007

Source: SNL Financial as of 4Q13
Banking Entity (by Geography)	Account Analysis DDA as % of total DDA
Washington/Oregon	88%
Texas	84%
Nevada	76%
Bancorp	63%
Colorado	63%
Arizona	55%
California	48%
Utah/Idaho	45%

Card…Low Penetration…Competitive Offering

Card Products Fee Income (000's)
• Corporate platform delivered
 locally
• Penetration:
 Consumer - 12.7%...25% optimal
 Business - 4.8%...15% optimal
 Commercial - nominal…growing
 rapidly
• 2013 total spend growth - 18%
• #13 U.S. business card issuer in
 terms of sales volume (spend)
• Product offering/infrastructure
 significantly enhanced
• Commercial card fastest growing
 treasury management product
 nationally

Mortgage…Community Banks Uniquely Positioned

• 2013 Results:
  Production - $3.3 billion
  Fee income - $37.7 million
• Model leverages community bank franchise
 to achieve higher level of “purchase”
 business
• Investing in corporate operations,
 compliance, product development with
 local sales and service
• Volatile industry volumes and dramatically
 higher CFPB compliance mandates are
 eroding mortgage industry capacity
• Ability to leverage community bank
 franchise relationships with builders,
 realtors, and high net worth clients
• Mortgage colleagues’ referrals to other
 bank products accelerating

Fee Income…What to Expect

• Greater focus and tracking
• Enhanced utilization of corporate infrastructure, product
 development with local pricing
• Above average growth rates, assisted by generally low
 current penetration rates
• Simple products that can be leveraged over entire employee base
• Community bank relationship advantage

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Risk Management Changes in the last 3-5 Years
• Implemented a Board Risk Oversight Committee
• Standardized Risk Committees at all affiliate banks
 based upon Risk Appetite Framework
• Increased risk management staffing with expertise in
 specific areas including:
 • Investments
 • Operations
 • Model management
 • Credit
• Enhanced risk and control reporting

The Future of Enterprise Risk Management (ERM)
Establish an ERM Program commensurate with the size and complexity of Zions
 ➢ Formalize the Operational Risk function
 ➢ Integrated the Compliance function into ERM
 ➢ Enhance existing risk areas (e.g., Credit, Market, Liquidity, Interest rate, Model)
 ➢ Formalize the Wealth Management risk program
Enhance ERM’s interaction and Status
 ➢ Grant Risk Management “veto” capacity for all risks (e.g., liquidity, interest rate, credit)
 ➢ Involve Risk Management in all committees
 ➢ Chief Risk Officer and Chief Credit Officer reside on the Executive Management Committee
 ➢ Hired a Director for Operational Risk
Enhance key Policy and Oversight
 ➢ Revise the Risk Appetite Framework to include quantitative and qualitative metrics
 ➢ Improve ERM Governance and Reporting
 ➢ Update the Board Risk Oversight & Enterprise Risk Management Committee Charters
Drive the Risk Culture
 ➢ Communicate Risk Appetite and principles
 • We take risks we can understand, manage, and measure
 • Implemented a Risk Hotline for employees to “speak up”

Enhanced Future Risk Reporting Structure

Risk Appetite Framework
Core Principles
3 Lines of Defense:
1.The first line of defense: business lines
5 Key Basic Concepts:
1.We take risks we assess
2.We take risks we understand
3.We take risks that we can measure
4.We take risks that we can monitor, and,
5.We take risks that we can manage.
2.Employees complete annual i-achieve training.

Select Credit Risk Management Changes Since 2008
production
■Corporate Chief Credit Officer governs all credit approvals and policy
 ■ Delegates (or retracts) authority to Affiliate Bank Chief Credit Officers.
■CCOs have veto (decline) over any transaction, program, or concentration
■Enhanced senior loan committees with Corporate involvement
■Centralized support and underwriting processes for Small Business
■Established CRE risk hurdles (threshold criteria for each market and asset class)
■Implemented CRE triggers - concentrations and “hot spots” early warning

Account Management
■ Centralized oversight of CRE appraisal, environmental and engineering
■ Enhanced loan risk grading tool and refined grade definitions
■ Centralized underwriting and implemented standard loan monitoring for small commercial credits with automated triggers for review
Corporate Credit Oversight
■ Established high quality, formal Corporate Credit organization
 ■ Credit Administrators for each portfolio segment
 ■ Concentration Risk Manager
■ Launched key initiatives to improve credit performance and achieve common credit culture
 ■ Launched multiple enterprise-wide credit training programs
 ■ Rewrote company general credit policy
 ■ Enhanced market analyses through underwriting triggers and hurdles

Future Improvements of Credit Risk Management
• Enhance Concentration Management
 ➢ Introduce Industry Risk Ratings
 ➢ Portfolio/Segment Stress Testing
 ➢ Introduce a “white paper” process
• Eliminate remaining exceptions to the uniform underwriting standards
• Enhance Data Management and oversight
• Implement Hold limits that incorporate PD Risk Ratings and
 Industry Ratings at Corporate and Affiliate levels
• Enhance Risk Rating Models
• Improve Reporting Lines for Affiliate Chief Credit Officers

CRE Risk Hurdles - Disciplined Approach to Asset Classes and Markets

 (e.g. Las Vegas Office)
Definitions

Enabling Growth, While Carefully Managing Risk
• Developing key metrics that serve the purpose of
 • Growing the business in a managed way
 • Adhering to the strategic plan
• Exceptions to the policy are being monitored,
 managed and escalated in an effective manner
• Ensuring “business lines” have critical input into
 risk decisions and jointly develop any risk
 mitigation plans

Credit Quality - Total Portfolio
	4Q13	3Q13	4Q12
Total Loan Balance ($B)	39.2	38.4	37.9
Total Delinquencies	0.8%	0.8%	1.5%
Total Non-Performing Loans	1.0%	1.2%	1.7%
Total Classifieds	3.2%	3.7%	4.7%
% of Classifieds Performing	84.4%	83.9%	78.6%
Total Net Charge-Offs	0.2%	0.1%	0.2%
Total Loan Balance
Total Loan Balance Key Statistics

Source: SNL and company documents
Loan growth is strong and charge offs remain low compared to Comm’l Banks
Rolling NCO rate gradually declined from 0.41% in 2012 Q4 to 0.13% in 2013 Q4
Credit quality metrics indicate improving trends

Term CRE Portfolio Improving
Term CRE Key Statistics
	4Q13	3Q13	4Q12
Loan Balance ($B)	8.0	8.2	8.1
Delinquencies	1.1%	0.8%	1.8%
Non-Performing Loans	1.4%	1.4%	2.9%
Classifieds	3.3%	3.7%	4.9%
% of Classifieds Performing	90.8%	89.0%	80.9%
Net Charge-Offs	0.1%	0.2%	0.3%
Collateral

Gradient Fill - 2013 % mix ↓from 2008
Solid Fill - 2013 % mix ↑ from 2008
Source: SNL and company documents
Current Term CRE Balance - $8.0B (21.0% of Total Loans)
Term CRE balances steady with improving NCO rate
Credit quality metrics for Term CRE show improving trends

• Left - Sample data: As of 4Q13; non-FDIC supported term loans > $500k balance
• Right - As of 4Q13; LTVs were adjusted using PPR’s market level/property type value trend indices

Term CRE Metrics are Solid

Net Charge-offs: Through the Cycle, Term CRE and Multi-Family
NCO rate compares favorably with peers through the cycle
Source: Company Documents & SNL Financial. Net charge-off ratios annualized.

■ Concentration policy limits & organization established; integrated into business process
 ■ Board approved risk appetite & limits; risk boundaries aligned with capital
 ■ Corporate Concentration Risk Committee (CCRC) manages appetite and limits
 ■ Limit asset levels set conservatively lower than actual peak downturn
 ■ Current portfolios well below peak concentration levels
 ■ Risk management assessment considers new loan production by market and asset class
 ■ CRE high risk loan alerts provided to relationship managers
Notes: As of Date = 12/31/13; Risk-based cap. As of 9/30/13. Values are Committed Exposure as a percentage of Total Risk Based Capital (CE / TRBC);
 Committed Exposure = Bank Balance + Remaining Commitment * Credit Conversion Factor (100% for Construction, 0% for Bankcard, 100% for
 C&I and CRE, and 50% for all other assets.;
Exposures Below Limits and Historical Highs

Affiliates Within Limits and Historical Highs
Current portfolio as a % of risk based capital
Portfolio limit as a % of regulatory capital
Portfolio peak as a % of regulatory capital
Sources: Total Risk Based Capital = SNL Financial, Bank Balance and Remaining Commitment = EDW.
Notes:  As of Date = 12/31/13 (Risk Based Numbers as of 9/30); Values are Committed Exposure as a percentage of Total Risk Based Capital (CE / TRBC);
  Committed Exposure = Bank Balance + Remaining Commitment * Credit Conversion Factor (100% for Construction, 0% for Bankcard, 100% for C&I and CRE, and 50% for all
other assets.
 Commercial Real Estate (CRE) excludes Owner Occupied; Commerce Bank of Washington and Commerce Bank of Oregon excluded as not being material

Nominal near-term risk: Under roll-rate methodology, $2B HECL portfolio would generate $5.6 million and $5.3 million in 2014 and 2015 net losses, respectively. Using payment shock method, there is only a nominal increase to $6.1 million of expected loss for each 2014 and 2015.
Home Equity Credit Line (HECL) Payment Shock Risk: 2014-2015

Combined payment shock of HECLs rolling into an amortizing payment and experiencing an interest rate increase (HECLs are adjustable rate)
 estimated by shifting DTIs given higher payment, holding income and other debts flat from origination. The rate environment contemplated is the Fed’s Adverse Economic Scenario from CCAR (which has the highest interest rate assumptions).

No Particular Balloon to Pop: There’s a fairly even distribution of loans coming to end of their draw period over next several years. Highest exposure to payment shock is clearly 2016 and 2017, but should not have dramatic impact on portfolio as a whole.
HECL End of Draw Schedule

Loan Growth Outlook, by Type

➢ C&I and Owner Occupied Loans
 ▪ Healthy growth expected in Commercial & Industrial lending
 ▪ Small business loan growth is emphasized across the company
 ▪ Middle-market business banking will also play a major role in 2014 C&I growth
➢ CRE Loans
 ▪ Generally limited growth in CA, AZ, CO
 ▪ Stronger growth expected in UT and TX
➢ Mortgage Related Consumer Loans
 ▪ Expect continued healthy to robust growth
 ➢ Memorandum: National Real Estate (a division of Zions
 Bank)
 ▪ National Real Estate loans continue to decline; estimated 2014 decline: $500 million
 (split between Term CRE and Owner Occupied buckets).

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Bank CDOs: Fundamental Trends are Improving
Failures and Deferrals Have Declined Sharply

As of 12-31-2013
(1) Last 12 months. Prior to 3Q09, averages were predominately large banks, significantly skewing the data.
New Bank Deferrals in Zions’ CDOs
are Trending Downward
(Aggregate Underlying Collateral)
(In millions)
(In millions)

Bank CDOs: Fundamental Trends are Improving
Deferring Bank Re-performance has Increased

As of 12-31-2013

(In millions)
Net of $250 million of re-deferrals from 9 banks
• Peak dollar value of deferring collateral: $3.5 billion (2Q11)
• Current deferring collateral: $1.46 billion

Underlying Collateral for Zions’ CDOs (after 1st Q Sales)
Collateral = the sum of the all trust preferred securities (TRUPS) for all owners of Zions CDO tranches

*Non Defaulted Collateral

CDO Portfolio Composition & Values as of 4Q13

		December 31, 2013
(Amounts in Millions)	# of Tranches	Par Amount	Amortized Cost	Carrying Value	Net Unrealized Losses Recognized in AOCI
Performing CDOs
Predominantly Bank CDOs	23	$687	$617	$499	-$118
Insurance CDOs	22	433	413	346	-67
Other CDOs	3	43	26	26	--
Total Performing CDOs	48	1163	1056	871	-185

Nonperforming CDOs
CDOs Credit Impaired Prior to Last 12 Months	32	614	369	285	-84
CDOs Credit Impaired During Last 12 Months	23	448	187	147	-40
Total Nonperforming CDOs	55	1062	556	432	-121

Total CDOs	103	$2,225	$1,612	$1,303	-$309

CDOs Identified for Sale

	December 31, 2013
(Amounts in Millions)	# of Tranches	Par Amount	Amortized Cost	Carrying Value
Performing CDOs
Predominantly Bank CDOs	0	$0	$0	$0
Insurance CDOs	3	71	55	55
Other CDOs	3	43	26	26
Total Performing CDOs	6	114	81	81

Nonperforming CDOs
CDOs Credit Impaired Prior to Last 12 Months	15	291	124	124
CDOs Credit Impaired During Last 12 Months	12	226	78	78
Total Nonperforming CDOs	27	517	202	202

Total CDOs	33	$631	$283	$283

CDO Sale Results
		February 14, 2014
(Amounts in Millions)	# of Tranches	Par Amount	Amortized Cost	Loss Taken in 4Q13	Sale Proceed	Realized Gain/Loss
Performing CDOs
Predominantly Bank CDOs	0	$0	$0	$0	$0	$0
Insurance CDOs	3	71	55	-16	55	0
Other CDOs	3	43	26	-8	28	3
Total Performing CDOs	6	114	81	-24	83	3

Nonperforming CDOs
CDOs Credit Impaired Prior to Last 12 Months	15	291	123	-53	154	30
CDOs Credit Impaired During Last 12 Months	12	226	78	-60	111	33
Total Nonperforming CDOs	27	517	201	-113	265	63

Total CDOs	33	$631	$282	-$137	$348	$65

CDO Portfolio Composition & Values
Pro Forma for Sold CDOs*

*Does not reflect improvement observed in values on securities not sold
		February 14, 2014
(Amounts in Millions)	# of Tranches	Par Amount	Amortized Cost	Carrying Value*	Net Unrealized Losses Recognized in AOCI*
Performing CDOs
Predominantly Bank CDOs	23	$687	$617	$499	-$118
Insurance CDOs	19	362	358	292	-66
Other CDOs	0	0	0	0	0
Total Performing CDOs	42	1049	975	791	-184

Nonperforming CDOs
CDOs Credit Impaired Prior to Last 12 Months	17	323	245	161	-84
CDOs Credit Impaired During Last 12 Months	11	222	109	69	-40
Total Nonperforming CDOs	28	545	354	230	-124

Total CDOs	70	$1,594	$1,329	$1,021	-$308

Mezzanine CDO Value History: Recovery of value has been
significant, particularly on mezzanine (Original A Rated) securities

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

CCAR, Volcker Rule, and CDO Sales
• Original CCAR submission projected over $600
 million of capital stress from CDO portfolio under
 severe stress scenarios due to Volcker Rule.
• CDO sales and Volcker Rule revisions materially
 reduce the adverse impact.
• Zions expects to resubmit a revised CCAR stress
 test and capital plan by late March / early April.
• Capital distributions are still likely to be
 conservative in 2014.

Major improvements in all CCAR principles
1. Foundation Risk Management
 • Created CRO position, updated all major risk policies and risk appetite framework
2. Effective Loss Estimation
 • Created loan level loss models for C&I and Resi
 • Approximately 90% of loan portfolio modeled at loan level
3. Capital Resource Estimation
 • Significant enhancement to revenue projection methods
 • Model loan origination, prepayment, charge-off, amortization
 • Loan growth and pricing estimated at major product level
4. Capital Adequacy Impact
 • Integrated loss and revenue projection in ALM system
 • Developed Bottom-up approach to forecast RWA
 • Created CAP improvement group

Major improvements in all CCAR principles (Cont’d)
5. Comprehensive Capital Policy and Planning
 •  Rewritten Capital Policy
 •  Substantial improvements and documentation of procedures
6. Robust Internal Controls
 • Improved Model Risk Management practice
 • Increased control points in CAP procedures
 • Expanded documentation
7. Effective Governance
 • Increased level and standardization of Board reporting
 • Established governance procedures for management overlays
 • Enhanced guidelines for reviewing potential capital transactions

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Systems Upgrade Overview
• FutureCore is a program initiated by Zions Bancorporation to replace its core operating systems into a single application
• Zions is working with TCS (Tata Consultancy Services) to implement their BαNCS operating software
• Zions managed, but 3rd party oversight reports directly to the board
Current State
Future State

Systems Upgrade Benefits
Key benefits of FutureCore	How will this help?
Real-time processing	-Transactions, balances and other information updated immediately -Less manual and more efficient processing
Standardization of processes and data	-Reduced customization reduces cost -Significant improvement to customer profitability analysis -Better equipped for FR Y-14 stress test data
Loans & deposits on one system	-360* view of our relationship with customer -Quicker to access customer information across multiple systems -Fewer systems to maintain & train
Parameter-based	-Ability to quickly develop & introduce banking products
Configurable	-Quicker and less costly system upgrades

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Key Takeaways: Medium to Long Term Outlook

➢ Return on Equity
 ▪ Return on Tangible Common Equity can improve through loan growth, modest amounts of asset duration extension, executing on the fee income initiative, and/or an increase in interest rates
➢ Significant Reduction in Risk Profile vs. Pre-Crisis
 ▪ Sale of CDOs with highest risk weighting and greatest impact on stress test capital
 ▪ Significant reduction of land acquisition and development and construction loans
➢ Significant Improvement in Risk Processes vs. Pre-Crisis
 ▪ Upgraded data integrity and management information systems, streamlined processing
 ▪ Comprehensive Risk Appetite Framework, including concentration limits
 ▪ Stress testing capabilities greatly expanded, which is assisting in identifying and mitigating elevated risk areas
 ▪ Enabling loan growth, while carefully managing risk

Key Takeaways: Medium to Long Term Outlook (Cont’d)

➢ Net Interest Income: Playing for the Long Term
 ▪ Will continue to avoid assuming risk we don’t know how to manage - namely, duration extension risk from MBS, with a related shortage of funding for loan growth at precisely the time when MBS prepayments are slowing
 ▪ May add receive fixed/pay float swaps to extend duration somewhat as rates rise -
 “Zions may taper in, as the Fed tapers out”
 ▪ Loan pricing on new production appears to be stabilizing, but at dilutive yields to book yields
➢ Fee Income Initiative
 ▪ Significant opportunities to improve penetration rates for existing products, driven by stronger focus and better cross-selling tools and effort
 ▪ Infrastructure already in place in most cases
➢ Non-Interest Expense: Long Term Effort to Improve Efficiency
 ▪ So-called “environmental costs” & FDIC indemnification asset expense reductions to layer in over 12-24 months.
 ▪ FutureCore and other systems upgrades will ultimately reduce costs and enable a more streamlined organization, but not in the near term horizon.
 ▪ Ongoing expense management (e.g. branch office rationalization)

Topic	Outlook	Comment
Loan Balances	Slightly to Moderately Increasing	• Prepayments remain volatile, making net loan growth difficult to forecast
Net Interest Income	Moderately Declining
• FDIC Covered Loan income likely to
 experience further decline
• Excluding interest income from covered
 loans, NII likely generally stable to slightly
 increasing, assuming moderate loan
 growth and debt reduction

Provisions	Moderately Negative	• Includes Provisions for Loan Losses & Reserve for Unfunded Loan Commitment
Fee Income	Increasing	• Excluding securities impairment charge, fee income initiatives likely to result in moderate increase
Noninterest Expense	Decreasing
• 4Q13 NIE included $80 million from debt
 extinguishment and elevated expenses
 from professional services related to
 regulatory obligations (CCAR, living will)
• Higher expenses stemming from
 loan/deposit/accounting systems upgrade,
 offset by reduced credit-related NIE and
 subsiding FDIC Indemnification Asset
 amortization

Net Income Available to Common	Increasing
• 4Q13 included the significant effects from
 two items that are unlikely to reoccur,
 which resulted in a loss for the quarter.
 Excluding such items, GAAP Net Income
 Available to Common is likely to be stable
 to slightly higher.

One-Year Outlook Summary
Relative to 4Q13 Results

Agenda
• Overview
• Return On Equity: Scenario Analysis
• Under the Hood: Net Interest Margin
• Fee Income Initiative
• Risk Oversight and Credit Management
• CDO Portfolio and Volcker Rule Update
• CCAR
• FutureCore
• Updated Guidance
• Appendix

Calculation for Normalized Net Income in 4Q13

Right hand column reflects a tax rate of 38.75%
Systems Upgrade (“FutureCore” - core processing system upgrade, chart of accounts overhaul, and front-end loan entry system upgrade): $28mm additional estimated, on average (This does not include the approximately $18 mm annualized of systems upgrade expense recognized in 4Q13)
Item	Pre-Tax	After-Tax
Net Income as Reported		-$59.4

OTTI	$141.7	$86.8
Debt Extinguishment	$79.9	$48.9
Professional & Legal	$10.0	$6.1
Regulatory Related	$6.0	$3.7
Credit Related	$3.0	$1.8
Allowance for Unfunded	$3.0	$1.8
Indemnification Asset Exp.	$19.9	$12.2
FDIC Income	-$28.5	-$17.5
Additional Expenses for Systems Upgrade*	-$7.0	-$4.3

Adjusted Net Income		$80.3

A Collection of Great Banks
More than 70% of Assets in Utah / Texas / Coastal California

Subsidiary information as of 3Q13
▪ Superior lending capacity relative
 to community banks
▪ Superior local customer access to
 bank decision makers relative to
 big nationals
▪ Centralization of some processing
 and other non-customer facing
 elements of the business to
 achieve efficiencies
▪ Strategic local “ownership” of
 market opportunities and
 challenges

Awards: Nationally Recognized for Excellence
• Twelve (12) Greenwich Excellence Awards in Small Business and
 Middle Market Banking (2013)
 • Including:
 ▪ Excellence: Overall Satisfaction
 ▪ Excellence: Likelihood to Recommend
 ▪ Excellence: Treasury Management
 ▪ Excellence: Financial Stability
 Only 11 U.S. banks were awarded more than 10 Excellence awards in 2013; Zions has been consistently awarded more than 10 awards per year for many years in a row.
• Nationally Ranked in the Top 10 in Small Business Loan production 1
• Top team of women bankers - American Banker2

1. Volume and number of loans, SBA fiscal year ended September 30, 2013
2. One of four winning teams, 2013, Zions Bank

▪ Job Creation:
 Jobs grew in Zions' footprint by 13.5% during the last 10 years, a full 8 percentage points better than U.S. nonfarm payroll growth
▪ GDP Growth:
 GDP growth in our footprint exceeded nominal U.S. GDP by an average of 1.3 percentage points per year (compounded) over the last ten years
Stronger Economic Growth than Overall U.S.

Source: SNL, Bureau of Economic Analysis and Zions’ calculations as of 4Q13

Balance Sheet Mix
Strengths include a strong mix of loans and DDA funding

Source: Company documents as of 3Q13

Source: Company Documents for Zions as of 4Q13, SNL Financial for peers as of 3Q13
*Includes farm, home equity, consumer, and other loans

Strong Focus on Business Banking & Smaller-Sized Customers - Loan Mix
• Small Loans < $5M Commitment
• Large Loans > $5M Commitment
Small
Loans
Large
Loans

Loan Growth by Bank

Portfolio overview:
▪Credit quality metrics have improved materially in:
 – All loan types
 – All geographies
▪Problem loan inflows continue to slow; most resolutions
are favorable; charge-offs are declining; loss severities are declining
▪Loan loss reserve is strong and problem loan coverage
improving
Credit Quality Key Takeaways

Credit Quality - Total Portfolio
	4Q13	3Q13	4Q12
Total Loan Balance ($B)	39.2	38.4	37.9
Total Delinquencies	0.8%	0.8%	1.5%
Total Non-Performing Loans	1.0%	1.2%	1.7%
Total Classifieds	3.2%	3.7%	4.7%
% of Classifieds Performing	84.4%	83.9%	78.6%
Total Net Charge-Offs	0.2%	0.1%	0.2%
Total Loan Balance
Total Loan Balance Key Statistics

Source: SNL and company documents
Loan growth is strong and charge offs remain low compared to Comm’l Banks
Rolling NCO rate gradually declined from 0.41% in 2012 Q4 to 0.13% in 2013 Q4
Credit quality metrics indicate improving trends

C&D Problem Loans Also Improving
*Commercial includes multi-family
**Based on gross charge-offs
Current Commercial C&D Balance - $1.5B (3.9% of Total Loans); Residential C&D - $713MM (1.8% of Total
Loans)

Term CRE Portfolio Improving
Term CRE Key Statistics
	4Q13	3Q13	4Q12
Loan Balance ($B)	8.0	8.2	8.1
Delinquencies	1.1%	0.8%	1.8%
Non-Performing Loans	1.4%	1.4%	2.9%
Classifieds	3.3%	3.7%	4.9%
% of Classifieds Performing	90.8%	89.0%	80.9%
Net Charge-Offs	0.1%	0.2%	0.3%
Collateral

Gradient Fill - 2013 % mix ↓from 2008
Solid Fill - 2013 % mix ↑ from 2008
Source: SNL and company documents
Current Term CRE Balance - $8.0B (21.0% of Total Loans)
Term CRE balances steady with improving NCO rate
Credit quality metrics for Term CRE show improving trends

Source: company documents and earnings releases
*Based on gross charge-offs
Term CRE Losses and Loss Severity Improving

• Left - Sample data: As of 4Q13; non-FDIC supported term loans > $500k balance
• Right - As of 4Q13; LTVs were adjusted using PPR’s market level/property type value trend indices

Term CRE Metrics are Solid

Term CRE collateral shows strong cash flow

(In billions)
• Sample data: As of 4Q13; term loans > $500k balance
Loans with high debt yield ratios have lower refinance risk.

Real Estate Loan Portfolio Mix
Higher Risk Loans Declining, Growth in Apartment Loans

Portfolio Mix Shifting Away From Risky Assets
Loan Balance Changes From 2008
RE Property Type	4Q13
Residential	30.3%
Warehouse	9.2%
Other	12.4%
Office	19.1%
Retail	10.4%
Apartment	6.4%
Hospitality	7.6%
Land and Lots	3.6%
Unsecured	1.2%
Total	100.0%
	4Q08	4Q13	% Change
Apartment	1.4	2.1	50.0%
Office*	5.1	2.8	-45.1%
Warehouse*	2.5	4.2	68.0%
Other Real Estate	3.5	3.2	-8.6%
Hospitality	2.2	1.7	-22.7%
Retail	3.0	2.2	-26.7%
Residential	9.0	7.9	-12.2%
Unsecured	0.5	0.2	-60.0%
Land and Lots	2.5	0.7	-72.0%
Grand Total	29.7	25.0	-15.8%
Source: Company documents
*An internal collateral code classification was changed from office to warehouse in 2012; warehouse and office collectively dropped 7.9% from 4Q08-4Q13
Current RE Balance - $25.0B (63.8% of Total Loans)

Portfolio Diversified by Geography and Property Type
Term CRE Predominately in Footprint
10
1
Location
Property Type
Data as of 4Q13. Source: company documents

Sources of Interest Income from Diversified
Property Types and Industries

Data as of 4Q13. Source: company documents

Credit Quality Improving in Commercial and Industrial
C&I Key Statistics
	4Q13	3Q13	4Q12
Loan Balance ($B)	20.7	20.1	19.5
Delinquencies	0.9%	0.9%	1.4%
Non-Performing Loans	1.2%	1.3%	1.6%
Classifieds	4.1%	4.5%	4.6%
% of Classifieds Performing	86.1%	87.4%	80.9%
Net Charge-Offs	0.1%	0.1%	0.2%
C&I Loan Balance
10
3
Current C&I Balance - $20.7B (53.3% of Total Loans)
Source: SNL and company documents
C&I balances increasing with improving NCO rate
Credit quality metrics for C&I show uniformly improving trends

Source: Company Documents.
* Based on gross charge-offs
Owner Occupied Losses & Loss Severity Improving
10
4
Current C&I OO Balance - $7.7B (19.8% of Total Loans)
Increase attributable to
National Real Estate
grading methodology
change

Credit Quality Improving in Consumer
Consumer Key Statistics
	4Q13	3Q13	4Q12
Balance ($B)	7.7	7.5	7.3
% of Total Loan Portfolio	19.6%	19.7%	19.3%
Delinquencies	0.7%	0.8%	1.2%
Net Charge-Offs	0.02%	0.1%	0.6%
Consumer Loan Balance
10
5
Current Consumer Balance - $7.7B (19.8% of Total Loans)
Source: SNL and company documents
Consumer balances increasing with improving NCO rate
Credit quality metrics for Consumer show improving trends

Source: company documents
*Sample covers 99% of portfolio
Data as of 4Q13
Majority of HECLs in Under 80% LTV Category

Current LTV- FICO Distribution on Mortgage Loans:
Very Limited Layering of Risk (e.g. high LTV, low FICO)

		FICO Segments
		<= 600	600-650	650-700	> 700	Row Total
LTV Segments	< 80	2%	2%	7%	67%	79%
	80-90	1%	0%	1%	7%	10%
	90-100	0%	0%	1%	4%	5%
	> 100	0%	0%	1%	5%	6%
	Column Total	3%	4%	10%	83%	100%
		FICO Segments
		<= 600	600-650	650-700	> 700	Row Total
LTV Segments	< 80	2%	2%	6%	81%	90%
	80-90	0%	0%	0%	4%	5%
	90-100	0%	0%	0%	2%	2%
	> 100	0%	0%	0%	2%	2%
	Column Total	2%	2%	7%	89%	100%
1st Lien Mortgages
Junior Lien Mortgages
Source: company documents
Data as of 4Q13

Affiliate Information

Amegy Bank of Texas
February 2014

• 15th largest economy in the world
• Population ranks 2nd in the U.S.
• Leads the nation in job creation
• 5.6% unemployment rate
• 2012 housing starts exceeded 60,000
• Ranked 1st by export revenues in the
 U.S.

Houston…Operating in a Diversified Economy
• 3,700+ energy-related
 entities
• Home to 40 of the nation’s
 145 publicly traded oil and
 gas  E&P firms, and 10 of the
 top 25
• The nine refineries in the
 Houston region produces
 13.3% of total U.S. crude oil
 capacity
• By 2021, the Eagle Ford Shale
 should generate $90+ billion
 in total economic output and
 support 116,000 jobs
• 106,000 employees
• Construction projects worth
 $7B to be completed by 2014
• Creates $10 billion in
 regional spending
• 1,300+ acres; larger than
 Chicago’s Inner Loop
• 45.8MM sq. ft. of patient
 care, education & research
 space
• 54 institutions
• First in U.S. in foreign
 tonnage; second in U.S. for
 total tonnage; world’s tenth
 largest
• 7,700+ ships visit annually
• $15 billion petrochemical
 complex; 2nd largest in the
 world
• 3,500+ companies trade 180+
 types of products in 183
 countries
• Ship channel-related
 businesses contribute 1MM+
 jobs across Texas
Home of the world’s largest
health care complex
Energy capital of the world
Port of Houston

Two Key Market Segments
Energy
• Economy has rebounded since
 `08-`09 price volatility
Commercial Real Estate

Source: Property and Portfolio Research (PPR)

Recent Significant Accomplishments
•#1 middle market bank* (lead
relationship share)
•#2 treasury management bank*
•#3 small business bank* (lead
relationship share)
•#2 SBA lender in Houston
•4.8% deposit market share (JPM,
BAC, WFC: 58% deposit market
share)
•#7 in U.S. for EX-IM working
capital loans with Fast Track
Lending Authority
*Data based on 2011 full-year Greenwich Associates research

Core Earnings Remain Strong

($’s in millions)

Loan Portfolio…Becoming More Granular

Loans by Line of Business
Dec MTD Average

Expense Control…Remains a Key

Fee Income…Growth Opportunity Muted by Legislative and Economic
Conditions

(1) 2008 Adjusted for $38mm swap
gain.

Net Charge-offs…Fared Better than Most

(1) Peer Group includes 64 publicly traded companies with assets > $10 Billion. Average is weighted by Total Net Loans.
(2) Analyst Peer Group consists of 19 publicly traded banks stock analysts deem Zions’
Peers. Average is weighted by Total Net Loans.

Amegy Bank of Texas…Well-positioned for the Future

Energy Loan Portfolio

Energy Cycle

Oil and Gas…A Historical Snapshot

US Rig Count - Oil/Gas

Credit Quality…Significant Improvement

Energy Service Exposure By Market Segment
$2.2 Billion in Commitments

Reserve-Based Underwriting

($ in millions)
Typical Oil & Gas Reserve based loan
$100 - value using NYMEX oil and gas prices
$ 85 -  Amegy risk-adjusted reserves (i.e. collateral value)
$ 68 - apply Amegy prices (80% of NYMEX)
$ 51 - loan value 75% adv. rate (25% of reserves hedged)
$ 41 - loan value 60% adv. rate (no hedging)
Note
• Average utilization on reserve-based facilities ~54%.
• PDNP reserves limited to 25%.
• 75% producing reserves.

Gas Shale Plays: A New Dimension

Outlook

Industry Condition
 • Consolidation has resulted in larger companies with stronger balance sheets and access to multiple capital sources
Price Outlook
 • Continued Price Volatility
 • Increased Global Oil & Gas Demand
 • Increased production costs and tight supply will provide upward price pressure
Amegy’s Energy Team
 • Experienced Team
 • Conservative Underwriting Standards
 • Active use of Hedging
 • Diversified Energy Portfolio

Page *
California Bank & Trust

Investor Day

David Blackford
February 13, 2014

Page *
Loan Portfolio - December 2013

Page *
2013 Loan Growth
	$ Growth (in MM)	% Growth
C&I	$374	+21%
Owner Occupied	$19	+1%
CRE - Construction	$164	+34%
CRE - Term	-$13	-1%
1-4 Family	-$29	-2%
HECL	-$20	-9%
Other Consumer	-$22	-3%
Total - Core	$493	+6%
FDIC Supported	-$178	-35%
Total - Net	$315	+4%
Growth in monthly average balances from December 2012 to December 2013

Page *
Net Interest Margin

Page *
FDIC Supported Loan Recap
($ in millions)	2009-13	2014F
Bargain Purchase Gain	172	0
Recoveries	14	0
Excess Accretion	265	33
IA Amortization Expense	212	21
Provision, Net	22	0
Pretax Benefit	217	12
Ending FDIC Loans	321	219
Classified Cmmt	20	57
Ending IA Balance	26	~0-4
® Acquired $2.4 billion in unpaid principal balances in 2009
® Loss share coverage for non-single family loans ends in 2014
® Recovery period is 3 years (includes expense reimbursement for loans with charge-
 offs during loss share period)
® Accounting for Indemnification Asset on track for orderly resolution
Excess accretion is defined as discount accretion above fair value yields determined at time of acquisition
Classified commitments increase in 2014 due to expiration of loss share coverage

Page *
Real Estate Division Originations Year-Over-Year

Page *
2013 Real Estate Division
Originations by Location
71% of originations in SF Bay, Los Angeles and Orange County

Page *
LTV	Cml Land	Industrial	Multi- family	Office	Res Lots	Res Prod	Retail	% LTV Segment
< =50%	0.0%	22.3%	18.3%	34.4%	55.8%	27.2%	19.3%	25.7%
50.1% - 60%	100.0%	55.9%	55.3%	18.1%	44.2%	25.1%	24.7%	38.1%
60.1% - 70%	0.0%	15.9%	24.9%	24.0%	0.0%	33.4%	56.0%	27.7%
>70.1%	0.0%	5.9%	1.4%	* 23.5%	0.0%	** 14.3%	0.0%	8.6%
% Total New Orig.	0.5%	10.5%	32.4%	20.0%	5.2%	19.6%	11.7%	100.0%
LTV 2013 Real Estate Division Originations
* Office > 70% consists of three term loans, one of which repaid.
** Res Prod > 70% includes completed building repositioned as for-sale condos with substantive guarantor.

Page *
Credit Quality
® Credit quality improved steadily throughout 2013
® The majority of remaining non-performing loans consist of small business and SBA 504 loans, which have smaller average balances and longer resolution periods
	2012	2013
NCO/Average Loans	0.30%	-0.003%
NPAs/Loans + OREO	1.66%	1.27%
Classified Loans/Loans	3.26%	2.24%
ACL/Loans	1.99%	1.57%

Page *
Recap of CBT Strategic Objectives for 2014
® Expand core non-interest income
® Grow loans while maintaining desired product mix, geographic diversification, and risk profile
® Increase core operating deposit accounts, with cross sell of fee income services
® Manage expenses carefully with continued focus on branch
 repositioning
® Continue strong risk management practices